SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported): May 3, 2006 (May 2, 2006)

ORRSTOWN FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA

(State or other jurisdiction of incorporation)

033-18888	23-2530374
(Commission file number)	(IRS employer ID)

77 East King Street, Shippensburg, Pennsylvania	17257
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code – (717) 532-6114

NONE

(Former name, address and fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In accordance with the previously announced Agreement and Plan of Reorganization dated November 21, 2005 (the “Acquisition Agreement”) between Orrstown Financial Services, Inc. (OTC Bulletin Board: ORRF) (“Orrstown Financial”) and The First National Bank of Newport (“First National”), Orrstown Financial and Peter C. Zimmerman entered into an employment agreement, effective May 1, 2006 (the “Employment Agreement”), pursuant to which Mr. Zimmerman will serve as President and Chief Executive Officer of The First National Bank of Newport, a wholly-owned subsidiary of Orrstown Financial. The Employment Agreement provides for Mr. Zimmerman’s employment for a one year term at a base salary of $115,000.

A copy of the Employment Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Also in accordance with the Acquisition Agreement, on May 2, 2006, Orrstown Financial appointed Peter C. Zimmerman to its Board of Directors to serve as a Class B Director. Mr. Zimmerman will serve in that capacity until the 2007 Annual Meeting of shareholders. In addition, Mr. Zimmerman was named to the Asset and Liability Committee. Except for the Acquisition Agreement, there was no arrangement or understanding between Mr. Zimmerman and any other person pursuant to which Mr. Zimmerman was selected as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Orrstown Financial Services, Inc.

Date: May 3, 2006	/s/ Kenneth R. Shoemaker
Kenneth R. Shoemaker, President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Employment Agreement